EX-35.3
(logo) Countrywide
HOME LOANS

400 Countrywide Way
Simi Valley, California 93065-6298

February, 29, 2008


Aurora Loan Services LLC
Attn: Jim Greene
10350 Park Meadows Drive
Littleton, CO 80124


OFFICER'S CERTIFICATE


I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.


/s/ Joseph Candelario
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration
February 29, 2008


(page)


Exhibit A - Securitized Transaction(s)
Aurora Loan Services LLC

LMT 2007-5

LXS 2007-1

LXS 2007-10H

LXS 2007-11

LXS 2007-12N

LXS 2007-14H

LXS 2007-15N

LXS 2007-16N

LXS 2007-18N

LXS 2007-20N

LXS 2007-2N

LXS 2007-4N

LXS 2007-6

LXS 2007-7N

LXS 2007-9

SARM 2007-1

SARM 2007-2

SARM 2007-3

SARM 2007-4

SARM 2007-5

SARM 2007-7

SARM 2007-9